UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest even reported): May 1, 2006

INTERNAL HYDRO INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

FLORIDA	000-29743	88-0409143
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File Number)	(IRS Employer Identification No.)

334 S. Hyde Park Avenue, Tampa, Florida 33606
(Address of Principal Executive Offices, Including Zip Code)

(813) 231-7122
(Registrant's Telephone Number, Including Area Code)

607 W. Martin Luther King, Jr. Blvd., Tampa, Florida 33603
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a meeting of the Board of Directors of Internal Hydro International, Inc. (the "Company" or “Internal Hydro”) held on May 1, 2006. Lior Segal, age 35, was appointed to the position of Chief Financial Officer. Mr. Tanner, the previous Chief Financial Officer was not able to fulfill his duties due to a medical illness.

LIOR SEGAL

From March 16, 2006 to May 1, 2006, Mr. Segal was the treasurer of Internal Hydro. From August 2003 to the present, Mr. Segal also serves as the CFO of Sun Rayz Products Inc., a company engaged in the marketing and distribution of products containing the "FLA-USA" label. From August 2001 to August 2003, Mr. Segal served as a legal assistant for Lentz & Gengaro, P.A. From August 1998 to May 2001, Mr. Segal was the office manager for PlasTechs Engineering Group. Mr. Segal received a B.S. in Business Administration with a concentration in accounting from Montclair State University and is currently enrolled on a part time basis at Stetson University College of Law.

FAMILY RELATIONSHIPS

There are no family relationships between or among the executive officers and directors of the Company.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement with Mr. Segal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no related party transactions related to Mr. Segal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2006	INTERNAL HYDRO INTERNATIONAL, INC. By: /S/ CRAIG HUFFMAN Craig Huffman, President